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Exhibit 10.67

                          RELOCATION BONUS AGREEMENT

         This Agreement is made by and between Aastrom Biosciences, Inc., a Michigan Corporation ("Aastrom") and [_________] ("Employee"), as a supplement to the existing Employment Agreement pursuant to which Aastrom has employed Employee.

                                   RECITALS

         A.  Aastrom currently employs Employee in the position of Vice
President.

         B. This Agreement is being entered into to provide Employee with sufficient incentives and encouragements for Employee to remain with Aastrom, notwithstanding the possibility of the occurrence in the future of a Merger Transaction (as defined below) and a request for Employee to relocate following such Merger Transaction.

         C. As used in this Agreement, the following terms shall have the following meanings:

         "Cause" means the occurrence of any of the following events, as
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determined by the Board of Directors of Aastrom, in good faith:

                 (i) Employee's theft, material act of dishonesty, fraud, or intentional falsification of any records of Aastrom;

                 (ii) Employee's improper use or disclosure of confidential or proprietary information of Aastrom;

                 (iii) Employee's gross negligence or willful misconduct in the performance of Employee's assigned duties (but not mere unsatisfactory performance);

                 (iv) Employee's conviction (including any plea of guilty or nolo contendre) of a crime of moral turpitude causing material harm to the reputation or standing of Aastrom or which materially impairs Employee's ability to perform his duties for Aastrom.

         "Change in Control" shall mean the occurrence of any of the following
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events:

                 (i) All or substantially all of the assets of Aastrom are sold;

                 (ii) Aastrom is acquired by another company, by merger or by acquisition of the stock of the Company, after which the previous shareholders of Aastrom own less than 50% of all of the voting stock of the surviving entity.

         "Merger Transaction" means a transaction pursuant to which Aastrom is
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acquired by another entity, thereby resulting in a Change in Control of Aastrom.

WHEREFORE, the parties mutually agree as follow:
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         1.  Relocation Bonus. With respect to a Merger Transaction, in the
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event the surviving successor entity requests Employee to relocate more than 50 miles from Ann Arbor, Michigan, and such relocation occurs within two (2) years following the consummation of the Merger Transaction, and Employee stays employed with the surviving successor entity for one (1) year after such relocation, then the surviving successor entity shall pay to Employee a relocation bonus equal to six (6) months of Employee's then current salary rate, less customary payroll deductions to be paid immediately upon completion of the one year of employment. Additionally, Employee shall be entitled to receive customary relocation costs. Further, if the surviving successor entity terminates Employee's employment without Cause during said one (1) year period after a relocation, then this relocation bonus shall nevertheless still be payable in full even though the employment did not continue for the one (1) year period.

         2.  Duplication.  For avoidance of doubt, if the relocation bonus is
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payable pursuant to the terms of Section 1 above, said bonus payment shall be in addition to, and not in lieu of any other payments to which Employee may be entitled (e.g., Change of Control severance pay for a termination within one (1) year following consummation of a Merger Transaction, or retention bonus for remaining employed for one (1) year after the consummation of the Merger Transaction, as specified in the separate Retention Bonus Agreement between Aastrom and Employee).

         3.  General.
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             (a)  Prior Understandings.  This Agreement supersedes and replaces
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all prior agreements and understandings with respect to relocation bonus.

             (b)  Successors.  This Agreement shall bind and inure to the
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benefit of the parties' successors, assigns, heirs and legal representatives, and shall become binding by the acquiring company in a Merger Transaction.

             (c)  Amendments.  This Agreement may be modified, amended or
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superseded only by a written document signed by both parties.

             (d)  Tax Withholding.  The payments to be made pursuant to this
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Agreement will be subject to customary withholding of applicable income and employment taxes.

             (e)  No Personal Liability.  No director, officer or shareholder of
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Aastrom shall have any personal liability for the payment of any severance to
Employee.

             (f)  Consultation.  Employee acknowledges that this Agreement
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confers significant legal rights on Employee, and also involves Employee waiving other potential rights he might have under other agreements and laws. Employee acknowledges that Aastrom has encouraged Employee to consult with Employee's own legal, tax, and financial advisers before signing the Agreement; and that Employee has had adequate time to do so before signing this Agreement.

             (g)  Counterparts.  This Agreement may be executed in counterparts,
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and each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of
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___________________, 2000.


                                              EMPLOYER

                                                   AASTROM BIOSCIENCES, INC.,
                                                   a Michigan Corporation

                                                   By:_________________________
                                                   Its:________________________


                                              EMPLOYEE

                                                   ____________________________